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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                        June 26, 1997 (June 20, 1997)

                           ESSEX PROPERTY TRUST, INC.
                          (Exact name of Registrant as
                           Specified in its Charter)

                                    MARYLAND
                          (State or Other Jurisdiction
                               of Incorporation)

                                    1-13106
                            (Commission File Number)

                                   77-0369576
                       (IRS Employer Identification No.)

                             777 CALIFORNIA AVENUE
                              PALO ALTO, CA 94304
                                 (415) 494-3700
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)



                               Page 1 of 4 Pages

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Item 5. OTHER EVENTS.

On June 20, 1997, Essex Property Trust, Inc. (the "Company") completed the sale of 800,000 shares of its 8.75% Convertible Preferred Stock, Series 1996A (the "Preferred Stock") to Westbrook Real Estate Fund I, L.P. (formerly known as Tiger/Westbrook Real Estate Fund, L.P.) and Westbrook Real Estate Co-Investment Partnership I, L.P. (formerly known as Tiger/Westbrook Real Estate Co-Investment Partnership, L.P.) (collectively "Westbrook"), pursuant to the terms of the Stock Purchase Agreement between the Company and Westbrook dated June 20, 1996 as amended by Amendment No. 1 dated July 1, 1996 (as amended, the "Purchase Agreement"). Subject to the terms and conditions of the Purchase Agreement, Westbrook purchased the shares of Preferred Stock for a purchase price of $25.00 per share, representing an aggregate purchase price of $20 million. The terms and conditions of the sale of the Preferred Stock, the Purchase Agreement and related agreements are more fully described in the Company's Annual Report on Form 10-K filed on behalf of the Company with the Securities and Exchange Commission on March 31, 1997.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial Statements.

                No financial statements are included in this Current Report on Form 8-K.

        (b)     Pro Forma Financial Statements.

                No pro forma financial information is included in this Current Report on Form 8-K.

        (a)     Exhibits.

                The exhibits listed in the accompanying Index to Exhibits are filed as part of this Current Report on Form 8-K.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ESSEX PROPERTY TRUST, INC.

June 26, 1997                           By: /s/ MARK J. MIKL
                                        --------------------------------
                                        Mark J. Mikl
                                        Controller
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                                 EXHIBIT INDEX

EXHIBIT                    DESCRIPTION
-------                    -----------
 99.1          Press Release, dated June 23, 1997.